Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated April 14, 2008, on our audit of the financial statements of Baywood International, Inc. as of December 31, 2007, which report is included in the Annual Report on Form 10-K for 2007 filed with the Securities and Exchange Commission on April 15, 2008.

/s/ Malone & Bailey, PC

www.malone-bailey.com

Houston, Texas

June 25, 2008